Exhibit 99.1

ACCELRYS ANNOUNCES FIRST QUARTER 2010

FINANCIAL RESULTS

San Diego, August 6, 2009 — Accelrys, Inc. (NASDAQ: ACCL) today reported financial results for the fiscal quarter ended June 30, 2009.

“This quarter was solid from a revenue, income and cash standpoint given the challenging economic environment,” said Max Carnecchia, President and Chief Executive Officer of Accelrys. “Though I expect the economic climate to remain challenging in the short-term, my discussions with our customers and employees since my recent appointment as Accelrys’ CEO further my belief in our value proposition. We have the unique ability to enable the world’s science-based organizations to better utilize their vast reservoirs of scientific data in order to solve their scientific business problems. I am therefore enthusiastic about our long-term prospects.”

First Quarter 2010 Financial Results:

•	Revenue for the quarter ended June 30, 2009 decreased 1% to $20.1 million from $20.3 million for the same quarter of the previous year.

•

Non-GAAP net income was $1.8 million, or $0.07 per diluted share, for the current quarter compared to non-GAAP net income of $2.2 million, or $0.08 per diluted share, for the same quarter of the previous year.

•

GAAP net income was $0.7 million, or $0.03 per diluted share, for the current quarter compared to GAAP net income of $0.1 million, or breakeven on a diluted per share basis, for the same quarter of the previous year.

Recent Business Highlights:

•

Appointed Mr. Max Carnecchia to serve as our President and Chief Executive Officer. Most recently, Mr. Carnecchia served as President of Interwoven and ran its day to day operations. Interwoven experienced 21 consecutive quarters of year over year revenue growth and operating margin expansion prior to its acquisition by Autonomy Corporation plc earlier this year.

•

Announced the release of Discovery Studio(R) 2.5, our advanced computational chemistry and biology software suite. Discovery Studio 2.5 includes enhanced functionality and expanded enterprise capabilities made possible through integration with Pipeline Pilot, our scientific informatics platform, in order to meet the enterprise-level needs of scientists within life science organizations.

Non-GAAP Financial Measures:

This press release describes financial measures for operating income, net income, and net income per diluted share that exclude stock-based compensation expense, purchased intangible assets amortization and restructuring charges (recoveries). These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles.

Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors utilize these measures, in addition to GAAP measures, when evaluating and comparing the Company’s operating performance against internal financial forecasts and budgets. These non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

For additional information on the items excluded by the Company from its non-GAAP financial measures please refer to the Form 8-K regarding this release that was furnished today to the Securities and Exchange Commission.

The following table contains a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures (unaudited, amounts in thousands, except per share amounts, including footnotes):

	Three Months Ended June 30,
	2009	2008
GAAP Operating income	$1,078	$142
Stock-based compensation expense[1]	788	879
Purchased intangible asset amortization[2]	381	381
Restructuring charges (recoveries)[3]	(91)	842

Non-GAAP Operating income	$2,156	$2,244

GAAP Net income	$744	$86
Stock-based compensation expense	788	879
Purchased intangible asset amortization	381	381
Restructuring charges (recoveries)	(91)	842

Non-GAAP Net income	$1,822	$2,188

GAAP Diluted net income per share	$0.03	$0.00
Stock-based compensation expense	0.03	0.03
Purchased intangible asset amortization	0.01	0.01
Restructuring charges (recoveries)	(0.00)	0.03

Non-GAAP Diluted net income per share[4]	$0.07	$0.08

[1]	Stock-based compensation expense is included in our condensed consolidated statements of operations as follows:

	Three Months Ended June 30,
	2009	2008
Cost of revenue	$63	$98
Product development	222	223
Sales and marketing	166	156
General and administrative	337	402

Total stock-based compensation expense	$788	$879

[2]	Purchased intangible asset amortization is included in the cost of revenue line in our condensed consolidated statements of operations.
[3]	Restructuring charges (recoveries) are included in the restructuring charges (recoveries) line in our condensed consolidated statements of operations.
[4]	Earnings per share amounts for the three months ended June 30, 2008 do not add due to rounding.

Conference Call Details:

At 5:00 p.m. ET, August 6, 2009, Accelrys will conduct a conference call to discuss its financial results. To participate, please dial (866) 393-7459 (+ (706) 643-4624 outside the United States) and enter the access code, 22019166, approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accelrys website at www.accelrys.com.

A replay of the conference call will be available online at www.accelrys.com and via telephone by dialing (800) 642-1687 (+1 (706) 645-9291 outside the United States) and entering access code, 22019166, beginning 6:00 p.m. ET on August 6, 2009 through 11:59 p.m. ET on November 6, 2009.

About Accelrys:

Headquartered in San Diego, California, Accelrys develops scientific business intelligence software and solutions for the life sciences, energy, chemicals, aerospace, and consumer products industries. Our customers include many Fortune 500 companies and other commercial entities, as well as academic and government entities. We have a vast portfolio of computer-aided design modeling and simulation offerings which assist our customers in conducting scientific experiments ‘in silico’ in order to reduce the duration and cost of discovering and developing new drugs and materials. Our scientific business intelligence platform underlies most of our computer-aided design modeling and simulation offerings. Our platform can be used with our products, our competitors’ products and our customers’ proprietary predictive science products. Its flexibility, ease-of-use and advanced chemical, text and image analysis and reporting capabilities enable our customers to mine, aggregate, analyze and report scientific data from disparate sources, thereby better utilizing scientific data within their organizations. For more information about Accelrys, visit its website at http://accelrys.com/.

Forward-Looking Statements:

Statements contained in this press release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. Such forward-looking statements including, but not limited to, statements relating to the Company’s long-term prospects are subject to a number of risks and uncertainties. These include risks that the Company will not achieve its anticipated results or growth plans, and/or that such growth will not occur due to, among other possibilities, an inability to withstand negative conditions in the global economy or a lack of demand for or market acceptance of the Company’s products, as well as the risks and uncertainties that are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended March 31, 2009, quarterly reports on Form 10-Q and current reports on Form 8-K. The Company’s actual results could differ materially from those projected in such forward-looking statements due to these risks and uncertainties, and the Company disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:

Accelrys, Inc.

Rick Russo

858-799-5200

Investor Relations

MKR Group

Charles Messman or Todd Kehrli

323-468-2300

accl@mkr-group.com

ACCELRYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,
	2009	2008
Revenue	$20,141	$20,300
Cost of revenue	3,450	3,460

Gross profit	16,691	16,840

Operating expenses:
Product development	3,903	4,278
Sales and marketing	8,143	8,117
General and administrative	3,658	3,461
Restructuring charges (recoveries)	(91)	842

Total operating expenses	15,613	16,698

Operating income	1,078	142
Interest and other income and (expense), net	(5)	273

Income before taxes	1,073	415
Income tax expense	329	329

Net income	$744	$86

Basic and diluted net income per share	$0.03	$0.00

Weighted average shares used to compute basic and diluted net income per share
Basic	27,290	26,890
Diluted	27,409	26,987

ACCELRYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2009	March 31, 2009
Assets
Cash, cash equivalents, and marketable securities[1]	$83,654	$81,769
Trade receivables, net	10,389	21,860
Other assets, net[2]	57,097	56,985

Total assets	$151,140	$160,614

Liabilities and stockholders’ equity
Current liabilities, excluding deferred revenue	11,586	15,427
Total deferred revenue[3]	50,276	57,224
Noncurrent liabilities, excluding deferred revenue	7,452	7,204
Total stockholders’ equity	81,826	80,759

Total liabilities and stockholders’ equity	$151,140	$160,614

[1]

Cash, cash equivalents, and marketable securities consist of the following line items in our consolidated balance sheet: Cash and cash equivalents; Marketable securities; Marketable Securities, net of current portion; and Restricted cash

[2]

Other assets, net, consists of the following line items in our consolidated balance sheet: Prepaid expenses, deferred tax assets and other current assets; Property and equipment, net; Goodwill; Purchased intangible assets, net; and Other assets

[3]	Total deferred revenue consists of the following line items in our consolidated balance sheet: Current portion of deferred revenue; and Deferred revenue, net of current portion